EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Simon Property Group, Inc. and Adopting Entities Matching Savings Plan of our report relating to SPG Realty Consultants, Inc. (formerly known as Corporate Realty Consultants, Inc.) dated June 30, 1998, with respect to the consolidated financial statements included in the Annual Report (Form 10-K) of Simon Property Group, Inc. and SPG Realty Consultants, Inc. for the year ended December 31, 1998.



/S/ ERNST & YOUNG LLP
New York, New York
July 1, 1999